UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave

PO Box 1045

Jackson, WY 83001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 810-7422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report on Form 8-K (the “Report”) in relation to the Conversion Shares is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Co-Chief Executive Officer and Director

On August 22, 2024 (the “Separation Date”), Brand Engagement Network Inc. (the “Company”) and its Co-Chief Executive Officer, Michael Zacharski, mutually agreed to Mr. Zacharski’s separation from the Company. Mr. Zacharski tendered his resignation as Co-Chief Executive Officer of the Company and as a member of the Company’s board of directors (the “Board”) on the Separation Date, which resignation was effective as of August 16, 2024 (the “Separation Effective Date”). Mr. Zacharski’s resignation as a director was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies, or practices.

On the Separation Date, in connection with Mr. Zacharski’s resignation, the Company and Mr. Zacharski entered into a Separation and Release Agreement (the “Separation Agreement”), pursuant to which Mr. Zacharski is entitled to receive (i) any unpaid base salary earned and accrued through the Separation Date; (ii) any accrued, unused vacation as of the Separation Date; (iii) a cash bonus equaling $250,000, which represents 50% of Mr. Zacharski’s cash bonus previously earned in connection with the Company’s business combination with DHC Acquisition Corp.; and (iv) any vested benefits under the Company’s employee benefits plan(s) ((i), (ii), (iii) and (iv) collectively, the “Accrued Obligations”), within the time-period required by applicable law or the parties’ agreement. In addition, Mr. Zacharski is entitled to a cash separation payment equal to $91,666.67, less all applicable payroll withholdings and deductions, payable in substantially equal installments in accordance with the Company’s normal payroll practices over the two (2) month-period following the eighth (8th) calendar day after its execution and non-revocation by Mr. Zacharski.

In addition, the Company and Mr. Zacharski entered into an amendment to his existing Option Agreement, dated March 15, 2023, as amended by that certain first amendment to Option Agreement, dated June 28, 2024, and the corresponding stock option grant notice to (i) provide for the forfeiture of 1,012,875 of Mr. Zacharski’s options to purchase shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”); and (ii) reduce the exercise period of Mr. Zacharski’s 337,625 remaining options to the date that is three (3) years immediately following the Separation Date.

Furthermore, the Company agreed to take commercially reasonable efforts to file a registration statement on Form S-1 or Form S-8 with the Securities and Exchange Commission (“SEC”) covering the resale of 46,868 shares of Common Stock held by Mr. Zacharski as of the August 22, 2024 within thirty (30) days of the execution of the Separation Agreement and will take commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter.

In consideration for the separation benefits provided in the Separation Agreement, Mr. Zacharski agreed to, among other things, a general release of claims in favor of the Company and to comply with customary covenants following his resignation. Upon effectiveness of the Separation Agreement, the Company’s obligations under Mr. Zacharski’s existing employment agreement automatically terminated.

Effective upon the Separation Effective Date, Paul Chang’s title was changed to Chief Executive Officer, effective immediately, and he will have the same powers and authority as previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2024.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated by reference herein.

Appointment of Paul Chang as a Director

On August 21, 2024, the Board appointed Paul Chang as a Class II director of the Company, effective immediately, to fill a vacancy on the Board. There are no arrangements or understandings between Mr. Chang and any other person pursuant to which Mr. Chang was named a director of the Company. Mr. Chang does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Mr. Chang joined BEN in May 2023 and currently serves as Chief Executive Officer for BEN. Prior to joining BEN, Mr. Chang spent 18 years at IBM where he led the GTM and product strategy as well as sales and marketing for various emerging software technologies such as AI, Blockchain, IOT/RFID, and Advanced Predictive Analytics. Mr. Chang has developed sales strategies and conducted enablement globally for IBM on emerging technologies and ensured scalability across the large company network, while working with numerous Fortune 100 companies in the pharmaceutical, industrial, automotive, financial services, and retail industries. Prior to IBM, Mr. Chang worked for several start-up companies including Corvis, an optical network company, which went public in 2000. Mr. Chang has worked closely with government agencies such as the FDA and State Board of Pharmacy to provide guidance on new technologies that can positively impact and be integrated into healthcare products and services. Mr. Chang earned his Bachelor of Science from Carnegie Mellon University. The Company believes that Mr. Chang’s significant experience with artificial intelligence, technology and product strategy well qualifies him to serve on our Board.

Item 7.01 Regulation FD Disclosure

On August 22, 2024, the Company issued a press release announcing the resignation of Mr. Zacharski and the appointment of Mr. Chang to the Board. A copy of the press release is attached as Exhibit 99.1 to this Report. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On August 22, 2024, the Company entered into a Fee Conversion Agreement (the “Fee Conversion Agreement”) with DHC Sponsor, LLC (“Sponsor”), pursuant to which the Company agreed to issue 151,261 shares of Common Stock (the “Conversion Shares”) at a value of $2.38 per share to Sponsor in exchange for the conversion of certain outstanding fees owed by the Company to in the amount of $360,000.

The Conversion Shares were offered and sold in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D (Rule 506) thereunder. The foregoing summary of the Fee Conversion Agreement is not complete and is qualified in its entirety by reference to the full text of the Fee Conversion Agreement attached as Exhibit 99.2 to this Report and is incorporated by reference herein.

Item 9.01 Exhibits and Financial Statements.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Release Agreement, dated August 22, 2024, by and between Brand Engagement Network Inc. and Michael Zacharski.

99.1	Press Release of Brand Engagement Network Inc. issued August 22, 2024 (furnished pursuant to Item 7.01).

99.2	Fee Conversion Agreement, dated August 22, 2024, by and between Brand Engagement Network Inc. and DHC Sponsor, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Paul Chang
Name:	Paul Chang
Title:	Chief Executive Officer

Dated: August 22, 2024